TRAVELERS EXPRESS COMPANY, INC.
                    SUPPLEMENTAL PENSION PLAN


     1.   PURPOSE.

     The purpose of the Travelers Express Company, Inc. Supplemental Pension Plan (hereinafter referred to as the "Plan") is to provide deferred compensation to Eligible Employees (as defined in paragraph 2) on and after January 1, 1994. Participants and former Participants who terminated employment prior to January 1, 1994 remain subject to the terms of the prior Plan in which they participated at the time of their termination, but any benefits remaining to be paid under the prior Plan shall be paid from this Plan. It is the intention of the Travelers Express Company, Inc. (hereinafter called the "Company") that Eligible Employees are those employees designated by the Board of Directors of the Company, from a select group of management or highly compensated employees of the Company, and that the Plan continue to be eligible for exemptions under Parts 1, 2, 3 and 4 of Title 1 of ERISA and U.S. Department of Labor regulations. It also is the intention of the Company that the plan be unfunded, that no trust be created, that any Eligible Employee's rights under the plan are those of a general creditor only, that there be no elections with respect to any benefits under the Plan by Eligible Employees, and that the amounts deferred and any earnings thereon shall remain the unrestricted assets of the Company. Subject to rights and benefits expressly fixed by the terms hereof, the Company also intends that the Plan may be amended or terminated and that benefits may be reduced or eliminated as the Board of Directors of the Company determines from time to time and that individuals' rights may be altered. The terms used in the Plan shall have the same meaning as set forth in the Travelers Express Company, Inc. appendix to The Dial Companies Retirement Income Plan, unless the context clearly requires otherwise.

     2.   PARTICIPATION.

     An employee of the Company or a subsidiary of the Company (hereinafter a "Subsidiary") may become eligible to participate in the Plan (referred to herein as "Eligible Employee") when approved by the Board of Directors of the Company. A list of Eligible Employees is attached as Exhibit A to the plan, and such Exhibit shall be periodically updated.

     3.   FUNDING.

     No fund shall be established to provide for the payment of benefits under the Plan. No trust shall be created. Any rights of an Eligible Employee or any other person claiming by or through him shall be those of a general creditor of the Company only. The Company may create book reserves or take such other steps as it deems appropriate to provide for its expected liabilities under the Plan. Any funds, and the proceeds therefrom, utilized by the Company to provide for its expected liabilities under the Plan shall remain the unrestricted assets of the Company.

     4.   RETIREMENT BENEFITS.

     (a) The Company shall provide, subject to all the terms and conditions of the Plan, a monthly benefit as of the Eligible Employs 65th birthdate (the "Normal Retirement Date") payable in the manner set forth in paragraph 5 of the Plan in an amount equal to:

     (1)  the product of (A) and (B) less the product of (b) and
          (C) plus the "special benefit", if any, provided in subparagraph (B) of this paragraph where:

          (A)  is 2% of the Eligible Employee's actual Average
               Monthly Compensation under the Travelers Express
               Company, Inc. appendix to the Dial Companies
               Retirement Income Plan;

          (B)  is the number of full years of actual Credited
               Service under the Travelers Express Company, Inc.
               appendix to the Dial Companies Retirement Income
               Plan, but not to exceed 25 years; and

          (C) is 2% of the Primary Social Security entitlement of the Eligible Employee (as such term is defined in the Dial Companies Retirement Income Plan);

                            reduced by

     (2) the amount of monthly pension benefits actually paid or payable to the Eligible Employee from the Travelers Express Company, Inc. appendix to the Dial Companies Retirement Income Plan or any other qualified pension plan, which DOES NOT INCLUDE contributions described in Internal Revenue Code 401(k) or 401(m), sponsored by the Company or a Subsidiary (hereinafter "Qualified Pension Plan"). In addition, when an Eligible Employee is a participant in more than one Qualified Pension Plan and benefits under any one of such Qualified Pension Plans are not available immediately on account of early retirement eligibility or other provisions, then, for the purposes of the Plan, such benefits shall be taken into account as though payable immediately on an actuarially equivalent basis, as reasonably determined by the Company in its sole discretion.

     (b) For the purposes of determining the monthly benefit set forth in subparagraph (a) of this paragraph 4, the following rules shall apply. First, the compensation taken into account and the benefit calculated under the formula in subparagraph (a) above shall not be limited as provided in Internal Revenue Code section 401(a)(17) or 415. Second, Eligible Employees who have 25 or more full years of actual Credited Service under the Travelers Express appendix to the Dial Companies Retirement Income Plan (without regard to the 25 year Credited Service limitation in that appendix) shall include in the determination of their benefit a "special benefit" equal to 1/2 of 1% of their Average Monthly Compensation under the Travelers Express Company, Inc. appendix to the Dial Companies Retirement Income Plan for each such additional full year of such Credited Service earned after such 25 years up to 30 full years of Credited Service. In no event shall this "special benefit" exceed 2 1/2% of Average Monthly Compensation.

     5.   FORM OF PAYMENT.

     The benefit derived from the formula contained in paragraph 4 and 6 of the Plan shall be payable at the same time and in the same form or forms as available and actually elected by the eligible employee under the Travelers Express Company, Inc. appendix to the Dial Companies Retirement Income Plan or any other Qualified Pension Plan. If benefits under two or more Qualified Pension Plans are payable, then the options selected for the Qualified Pension Plan generating the largest monthly pension payment (including the beneficiary designation in connection with such option and benefits, if applicable) shall prevail for the purposes of the plan. Notwithstanding the foregoing, no lump sum distributions shall occur or be permitted hereunder.

     6.   EARLY RETIREMENT BENEFIT.

     In the event benefits under the Plan are to commence as of a date prior to the Eligible Employee's Normal Retirement Date, the monthly benefit described in paragraph 4 of the Plan shall be reduced by 1/2 of 1% of such benefit for each month that the actual retirement date precedes the Eligible Employee's 65th birthdate; except that if the Eligible Employee has 30 full years or more of actual Credited Service under the Travelers Express Company, Inc. appendix to the Dial Companies Retirement Income Plan (without regard to the 25 year Credited Service limitation in that appendix) and benefits under the Plan are to commence on or after the Eligible Employee's 60th birthdate, there shall be no such reduction.

     7.   SURVIVOR'S BENEFIT.

     A survivor's benefit equal to 1/2 of the amount the Eligible Employee would have been entitled to receive under the Plan had he or she retired on the date of his or her death, determined in accordance with paragraphs 4, 5 and 6 of the Plan, shall be payable to the Eligible Employee's surviving spouse, or minor child or children, but only if upon the Eligible Employee's death any such spouse or child is actually entitled to or is deemed by the Company to be entitled to a pre-retirement Death Benefit described in the Travelers Express Company, Inc. appendix to the Dial Companies Retirement Income Plan. If the spouse is the beneficiary, the survivor's benefit shall be further reduced by 1/2 of 1% for each month in excess of 60 that the spouse's birthdate follows that of the deceased Eligible Employee.

     8.   VESTING.

     An Eligible employee who has accumulated 10 years of service, in the aggregate, with the Company, a Subsidiary or The Dial Corp or its subsidiaries, shall, subject to all other terms and conditions set forth in the Plan, be vested and entitled to a benefit hereunder. Prior to vesting in accordance with this paragraph 8, no benefit shall be payable under the Plan to the Eligible Employee or any person claiming a benefit by or through him or her.

     9.   ADMINISTRATION, AMENDMENT, MODIFICATION, AND
          TERMINATION OF THE PLAN.

     The Board of Directors of the Company may terminate the Plan at any time. Any amounts vested under the Plan and based on the actual Credited Service under the Travelers Express Company, Inc. prior to any such termination shall continue to be subject to the terms, conditions, and elections in effect under the plan when the Plan is terminated. The Plan may be amended at any time or from time to time by the Board of Directors of the Company. The Company shall have full power and authority to interpret and administer the Plan, to promulgate rules of Plan administration, to adopt a claims procedure, to conclusively settle any disputes as to rights or benefits arising from the plan, and to make such decisions or take such actions as the Company, in its sole discretion, reasonably deems necessary or advisable to aid in the proper administration and maintenance of the Plan. The Company may, in its sole discretion, appoint a committee (the "Committee") to carry out some or all of the administrative activities set forth in the preceding sentence on its behalf.

     10.  MISCELLANEOUS.

     The Plan, and any determination made by the Company or the Committee in connection therewith, shall be binding upon each Eligible Employee, his or her beneficiary or beneficiaries, heirs, executors, administrators, successors and assignees. Notwithstanding the foregoing sentence, no benefit under the Plan may be sold, assigned, transferred, conveyed, hypothecated, encumbered, anticipated or otherwise disposed of, and any attempt to do so shall be void. No such benefit payment shall, prior to actual receipt thereof by the Eligible Employee, or his or her beneficiary or beneficiaries, as the case may be, be in any manner subject to the debts, contracts, liabilities or engagements of such Eligible Employee or beneficiary(ies). The Plan shall not constitute, nor be deemed to constitute, a contract of employment between the Company, or any of its subsidiaries, and any Eligible Employee, nor shall any provision hereof restrict the right of the Company or any of its subsidiaries to discharge any Eligible Employee from his or her employment, with or without cause.





/s/  Robert H. Bohannon                 5/26/95
     Robert H. Bohannon                 Date
     President and CEO

/s/  Shirley Kerfoot                    5/26/95
     Shirley Kerfoot                    Date
     V.P. Human Resources/
     Corp Services